   As filed with the Securities and Exchange Commission on February 28, 1997
                           Registration No. 33-60783

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ________

                      ALEXANDER & ALEXANDER SERVICES INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                                     52-0969822
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          1185 AVENUE OF THE AMERICAS
                              NEW YORK, NEW YORK
                   (Address of principal executive offices)

                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                           (Full title of the plan)

                       MICHAEL D. O'HALLERAN, PRESIDENT
                      ALEXANDER & ALEXANDER SERVICES INC.
                          1185 AVENUE OF THE AMERICAS
                              NEW YORK, NEW YORK
                               (Name and address
                             of agent for service)

                                (212) 444-4500
                       (Telephone number, including area
                          code, of agent for service)

                                   Copy to:

                             FREDERICK C. LOWINGER
                                SIDLEY & AUSTIN
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                (312) 853-7000

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

          This Registration Statement No. 33-60783 (the "Registration Statement") registered an aggregate of 750,000 shares of Common Stock, par value $1.00 per share, and associated preferred stock purchase rights (collectively, the "Securities"), of Alexander & Alexander Services Inc. (the "Registrant").

          On February 21, 1997, the Registrant became a wholly-owned subsidiary of Aon Corporation following a merger. As a result of the merger, the offering of the Securities has been terminated and, in accordance with Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, this Post-Effective Amendment is being filed.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on February 28, 1997.

                                   ALEXANDER & ALEXANDER SERVICES INC.


                                   By: /s/ Michael D. O'Halleran
                                       -------------------------
                                           Michael D. O'Halleran
                                           President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. O'Halleran and Raymond I. Skilling, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 1997.



Name                                      Title
----                                      -----


/s/ Michael D. O'Halleran              President and
---------------------------            Director (Principal
    Michael D. O'Halleran              Executive Officer)


/s/ Richard P. Sneeder, Jr.            Vice President and
---------------------------            Controller (Principal
    Richard P. Sneeder, Jr.            Accounting Officer)


/s/ Patrick G. Ryan                    Director
---------------------------
    Patrick G. Ryan


/s/ Harvey N. Medvin                   Director
---------------------------
    Harvey N. Medvin


/s/ Raymond I. Skilling                Director
---------------------------
    Raymond I. Skilling